SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 25, 2003 (June 24, 2003)

Date of Report (Date of earliest event reported):

SuperGen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27628	91-1841574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Blvd, Suite 200, Dublin, California 94568
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (925) 560-0100

Item 5.            Other Events

On June 24, 2003 SuperGen, Inc. (“SuperGen”) entered into a Securities Purchase Agreement (“Purchase Agreement”) with purchasers named therein (“Purchasers”) for the private placement of Senior Convertible Notes (“Notes”) in the principal amount of $21.25 million and certain warrants excercisable for securities of AVI BioPharma, Inc., currently owned by SuperGen, and certain other transaction documents relating thereto.  $10,625,000 of the proceeds will be subject to a collateral account.  Absent certain defaults by SuperGen, one half of such amount will be available to SuperGen nine months from the date hereof and the remaining amount will be available twelve months from the date hereof.  The Notes have a final maturity date of December 31, 2004, and bear interest at a rate of 4 percent per annum. Interest is payable at SuperGen’s option in cash or, subject to certain conditions, in shares of SuperGen common stock.  The notes are convertible at the investors’ option at any time into SuperGen common stock at a fixed conversion price of not less than $6.00 or more than $8.00, as described in more detail in such Notes. The principal amount of the notes will generally be repaid by SuperGen in four quarterly installments commencing  nine months after closing. SuperGen, at its option, may meet its payment obligations in any combination of cash or shares of SuperGen common stock, provided certain conditions are met.

In addition, SuperGen announced that the holders of its outstanding 4 percent senior exchangeable convertible notes issued in February 2003 converted half of such notes ($10,625,000 principal amount) plus accrued and unpaid interest thereon into shares of SuperGen common stock at the fixed conversion price of $4.25 of such notes, thereby causing the remaining $10,625,000 principal amount of the outstanding notes to have a final maturity date of February 26, 2004. Such remaining notes have been amended to remove the features permitting the holders thereof to exchange such notes into shares of AVI BioPharma, Inc. common stock at an exchange price of $5.00 and the ability of SuperGen to use such shares valued at market at the time of repayment to repay the outstanding principal amount.

Copies of the documents governing these transaction are filed as exhibits to this report and are incorporated in this report by reference.  The description of the transactions are qualified in their entirety by these documents.

In connection with the placement, SuperGen also agreed to pay certain cash fees and grant certain warrants for SuperGen Common Stock to the placement agent, Rodman & Renshaw, Inc. for its activity engaged on behalf of SuperGen.

Pursuant to the Registration Rights Agreement, SuperGen will file a registration statement on Form S-3 (“Registration Statement”) to cover the resale of the Interest Shares and Conversion Shares and shares issuable upon exercise of the warrants issued to Rodman & Renshaw, Inc.

On June 25, 2003, SuperGen issued a press release announcing the execution of definitive agreements for the transaction.  A copy of this press release is filed as an exhibit to this report and is incorporated in this report by reference.

Item 7.            Financial Statements and Exhibits.

(c)	Exhibits

	10.1	Securities Purchase Agreement dated June 24, 2003 by and among SuperGen, Inc. and the purchasers named therein

	10.2	Form of Senior Convertible Note dated June 24, 2003 issued to the purchasers under the Securities Purchase Agreement

	10.3	Registration Rights Agreement dated June 24, 2003 by and among SuperGen, Inc. and the purchasers named therein

	10.4	Form of Warrant dated Juen 24, 2003 issued to the purchasers under the Securities Purchase Agreement

	10.5	Amended and Restated Pledge Agreement dated June 24, 2003 executed by SuperGen, Inc. in favor of the purchasers under the Securities Purchase Agreement

	10.6	Amended and Restated Securities Account Control Agreement dated June 24, 2003 by and among SuperGen, Inc., the purchasers named therein and Mellon Investor Services LLC

	10.7	Collateral Account Agreement dated June 24, 2003

	10.8	Conversion and Amendment Agreement dated June 24, 2003

	10.9	Amended and Restated Senior Convertible Notes dated June 24, 2003

	10.10	Transfer Agent Instructions

	99.1	Press release dated June 25, 2003 announcing the execution of the definitive agreements for the convertible debt financing and related transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERGEN, INC.

Date: June 25, 2003	By:	/s/ JOSEPH RUBINFELD
Joseph Rubinfeld, Ph.D.
Chief Executive Officer, President and Director

EXHIBIT INDEX

Exhibit No.	Description

Exhibits

10.1	Securities Purchase Agreement dated June 24, 2003 by and among SuperGen, Inc. and the purchasers named therein

10.2	Form of Senior Convertible Note dated June 24, 2003 issued to the purchasers under the Securities Purchase Agreement

10.3	Registration Rights Agreement dated June 24, 2003 by and among SuperGen, Inc. and the purchasers named therein

10.4	Form of Warrant dated Juen 24, 2003 issued to the purchasers under the Securities Purchase Agreement

10.5	Amended and Restated Pledge Agreement dated June 24, 2003 executed by SuperGen, Inc. in favor of the purchasers under the Securities Purchase Agreement

10.6	Amended and Restated Securities Account Control Agreement dated June 24, 2003 by and among SuperGen, Inc., the purchasers named therein and Mellon Investor Services LLC

10.7	Collateral Account Agreement dated June 24, 2003

10.8	Conversion and Amendment Agreement dated June 24, 2003

10.9	Amended and Restated Senior Convertible Notes dated June 24, 2003

10.10	Transfer Agent Instructions

99.1	Press release dated June 25, 2003 announcing the execution of the definitive agreements for the convertible debt financing and related transactions.